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                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       SPECIALTY EQUIPMENT COMPANIES, INC.

          SPECIALTY EQUIPMENT COMPANIES, INC. (The "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware and which was originally incorporated under such law as The Best Companies, Inc. on November 28, 1984, DOES HEREBY CERTIFY that the following Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware:

          1. The name of the Corporation is Specialty Equipment Companies, Inc.

          2. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

          3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


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          4. The total number of shares of all classes of stock which the
Corporation shall have the authority to issue is 25,000,000. All such shares shall be Common Stock, par value $.01 per share, and all such shares shall be identical and will entitle the holder to the same rights, privileges, benefits and notices (hereinafter called "Common Stock").

          A statement of the powers, designations, preferences and relative rights and the qualifications, limitations and restrictions of the Common Stock is as follows:

                                  Common Stock

          (1) Dividends.

          Holders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors out of assets legally available therefor.

          (2) Distributions on Liquidation.

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Common Stock shall be entitled to share ratably in all assets available for distribution.



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          (3) Voting Rights.

          The holders of Common Stock shall be entitled to one vote per share in voting on the election of directors and for all other corporate purposes.

          Any plan or program to issue options or rights to acquire shares of the capital stock of the Corporation adopted by the Board of Directors of the Corporation, other than the Restricted Stock Plan of the Corporation which is effective at or upon the date of confirmation of the Corporation's Plan of Reorganization on March 17, 1992, shall be contingent on approval ("Approval") of the affirmative votes of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the Delaware General Corporation Law. Approval may be had after adoption of a stock option plan, and grants of options thereunder, but only if (a) such Approval is obtained not later than the first annual meeting of stockholders following adoption of such stock option plan by the Board of Directors, and (b) any options granted before such Approval are not exercisable before such Approval and are immediately cancelled if such Approval is not granted.

          The issuance by the Corporation of non-voting equity securities is prohibited.


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     5.A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of seven (7) directors.

          The Board of Directors of the Corporation shall assume office on March 31, 1992. The Board of Directors shall be divided into three classes and each class shall serve for a staggered term as follows:

          Class I directors (initially consisting of Messrs. James B. Knoll and Daniel B. Greenwood) shall serve for an initial term from March 31, 1992 until the annual meeting in the fiscal year ending January 31, 1996. Class 1 directors shall be members of management of the Corporation.

          Class 2 directors (initially consisting of Messrs. Tom Anderson, Barry McLean, and Lawrence Singleton) shall serve for an initial term from March 31, 1992 until the annual meeting in the fiscal year ending January 31, 1995; and

          Class 3 directors (initially consisting of Messrs. Richard Kent and Charles Hutchinson) shall serve for an initial term from March 31, 1992 until the annual meeting in the fiscal year ending January 31, 1994.


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          At each annual meeting of stockholders including and following the annual meeting in the fiscal year ending January 31, 1994, directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Unless sooner terminated, each director shall serve until the later of the date on which the director's term ends or the date on which his successor is elected and qualified.

          B. Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a vote of the holders of common stock of the Corporation. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          C. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative votes of the holders of a majority of the shares of Common Stock then issued and outstanding.


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          D. Notwithstanding anything to the contrary contained in this Restated
Certificate of Incorporation, the affirmative vote of the holders of at least
80% of all outstanding shares of Common Stock voting together shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this
Article 5.

          E. Except as required in the By-Laws, no election of directors need be by written ballot.

          6. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. At no time prior to September 13, 1998 may this provision be


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deleted or amended in any manner other than to further limit the liability of directors of the Corporation under applicable law.

          IN WITNESS WHEREOF, SPECIALTY EQUIPMENT COMPANIES, INC. has caused this Certificate to be signed by its President and attested by its Secretary this 30th day of March, 1992.

                                        SPECIALTY EQUIPMENT COMPANIES, INC.

                                        By: /s/ James B. Knoll
                                            --------------------------------
                                            James B. Knoll, President

ATTESTED:

/s/ Donald K. McKay
--------------------------
Donald K. McKay, Secretary

4197C(1)




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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          SPECIALTY EQUIPMENT COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That on February 28, 1994, the Board of Directors of the Corporation duly adopted by unanimous written consent resolutions attached hereto as Exhibit A setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and recommending it for adoption by the stockholders of the Corporation.

          SECOND: That thereafter at the Annual Meeting of Stockholders of the Corporation held on May 5, 1994, at the Hyatt Regency O'Hare, Rosemont, Illinois at 9:00 a.m. Central Time, the amendment was approved and adopted by the stockholders of the Corporation holding the necessary number of shares as required by statute and the Corporation's Certificate of Incorporation and By-Laws.

          THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHERE OF, SPECIALTY EQUIPMENT COMPANIES, INC. has caused this certificate to be signed by William E. Dotterweich, its President, and Donald K. McKay, its Secretary, this 5th day of May, 1994.

                                         SPECIALTY EQUIPMENT COMPANIES, INC.

                                         /s/ William E. Dotterweich
                                         -----------------------------------
                                             William E. Dotterweich
                                             President

Attest:

/s/ Donald K. McKay
-------------------------
Donald K. McKay
Secretary


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                                                                       EXHIBIT A

                 Amendment to the Certificate of Incorporation

     The Company's Certificate of Incorporation shall be amended by deleting in its entirety paragraph 5.A and inserting in substitution therefor the following:

          5.A. The Business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of nine (9) directors.

          The Board of Directors shall be divided into three classes, each consisting of three directors with the term of office for one class expiring each year. Class 1 directors shall serve a term until the annual meeting in the fiscal year ending January 31, 1996. Class 1 shall as of the date of this amendment consist of Daniel B. Greenwood and two directors to be elected at the annual meeting of stockholders in the fiscal year ending January 31, 1995. Class 2 directors shall serve a term until the annual meeting in the fiscal year ending January 31, 1998. Class 2 shall as of the date of this amendment consist of three directors to be elected at the annual meeting of stockholders in the fiscal year ending January 31, 1995. Class 3 directors shall serve a term until the annual meeting in the fiscal year ending January 31, 1997. Class 3 shall as of the date of this amendment consist of Charles E. Hutchinson, Richard A. Kent and one director to be elected at the annual meeting of stockholders in the fiscal year ending January 31, 1995. At each annual meeting of stockholders including and following the annual meeting in the fiscal year ending January 31, 1996, directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Unless sooner terminated, each director shall serve until the later of the date on which the director's term ends or the date on which his successor is elected and qualified.